UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2011

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3301 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2011, MoSys, Inc. (the “Company”) entered into a Voting Agreement with Artis Capital Management, L.P. and several affiliated entities and a related individual (collectively, “Artis”).  Pursuant to the Voting Agreement, the Company has agreed to amend the Rights Agreement, dated November 10, 2010, between the Company and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agreement”) to provide that Artis will not be deemed to be an “Acquiring Person,” as defined under the Rights Agreement, as long as it beneficially owns less than 20% of the outstanding shares of common stock of the Company (in lieu of the 15% beneficial ownership limitation applicable generally to beneficial owners of the Company’s securities under the Rights Agreement) and otherwise remains in compliance with the Voting Agreement.

Pursuant to the Voting Agreement, Artis has agreed to vote any shares it beneficially owns from time to time in excess of the 14.99% threshold (the additional shares being referred to as “Voting Shares”) in accordance with the recommendations of the Company’s board of directors (the “Board”) at any meeting, and in any action by written consent, of the Company’s stockholders.  Artis also agreed to deliver proxies, duly executed by record holders of its beneficially owned shares, granting specified officers of the Company the authority to vote any and all Voting Shares in the event Artis fails to have them voted in accordance with the Voting Agreement.

In addition, Artis has agreed not to take, and not to permit its affiliates or associates to take, certain actions without Board consent as long as it beneficially owns any Voting Shares (except pursuant to a negotiated transaction approved by the Board), including, among others:

•                  acquisition of beneficial ownership of more than 19.99% of the Company’s outstanding securities;

•                  participation in a third-party tender offer or any merger, consolidation, business combination, liquidation or other similar transaction with respect to the Company;

•                  solicitation of proxies or consents with respect to any securities of the Company; and

•                  nomination of any person to the Board  or taking action otherwise to seek to control or influence the management, board of directors or policies of the Company.

Artis further agreed, during the term of the Voting Agreement, not to become a member of a group that engages in any of the actions listed above, and not to assist, induce or encourage, or enter into discussions or arrangements with, any third party with respect to any of the actions listed above.

The Voting Agreement will terminate automatically upon the termination of the Rights Agreement or at such earlier time as Artis certifies (or files a Schedule 13D or 13G evidencing) that it beneficially owns less than five percent of the Company’s outstanding securities.  In addition, the Company may terminate the Voting Agreement at any time following the breach of the Voting Agreement by Artis, subject to a 10-day cure period.

In connection with the Voting Agreement, on July 22, 2011, the Company entered into Amendment No. 1 to Rights Agreement (the “Amendment”) with the Rights Agent.  The Amendment provides that Artis shall be subject to a 20%, rather than 15%, limitation on beneficial ownership under the Rights Agreement, as described above.  The Amendment further provides that, in the event Artis breaches any provision of the Voting Agreement, then (unless the Board determines otherwise) the 20% limitation applicable to Artis will cease to apply, and Artis will instead be subject to the 15% limitation applicable generally to other beneficial owners of the Company’s securities (other than grandfathered stockholders).

The descriptions of the Voting Agreement and the Amendment under this Item 1.01 are qualified in their entirety by reference to the full text of the Voting Agreement and the Amendment, which are attached as Exhibits 10.19 and 4.2.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

4.2.3	Amendment No. 1 to Rights Agreement, dated July 22, 2011, by and between the Company and Wells Fargo Bank, N.A., as Rights Agent.

10.19

Voting Agreement, dated July 22, 2011, by and among the Company and Artis Capital Management, L.P., Artis Capital Management, Inc., Artis Partners 2X Ltd., Artis Partners 2X (Institutional), L.P. and Stuart L. Peterson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: July 27, 2011	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.2.3	Amendment No. 1 to Rights Agreement, dated July 22, 2011, by and between the Company and Wells Fargo Bank, N.A., as Rights Agent.

10.19

Voting Agreement, dated July 22, 2011, by and among the Company and Artis Capital Management, L.P., Artis Capital Management, Inc., Artis Partners 2X Ltd., Artis Partners 2X (Institutional), L.P. and Stuart L. Peterson.